INDEMNITY AGREEMENT



THIS AGREEMENT is made as of the 5th day of February, 2006.

BETWEEN:

        SAFETEK INTERNATIONAL INC., a corporation incorporated under the State of Delaware and having an office at 23 Aminadav St., Tel Aviv, Israel (the "INDEMNITOR");

AND:

        PROFESSOR YIGAL KOLTIN, member of the Board of Directors of Indemnitor, of ___________________________________ (the "INDEMNITEE").


WHEREAS:

A. The Indemnitee has been requested to accept and hold a position as a director of the Indemnitor; and

B. In consideration of $1.00 and other good and valuable consideration received, the Indemnitor has agreed to indemnify the Indemnitee for all liability, losses, damages, costs, charges, expenses, fines and penalties which have been or may be sustained by the Indemnitee as a result of his acting as a member of the Board of Directors of the Indemnitor.

IN WITNESS THEREFORE that in consideration of the premises and subject to the conditions hereunder and in consideration of the sum of ONE DOLLAR ($1.00) now paid by the Indemnitee to the Indemnitor and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Indemnitor), the parties agree as follows:

1. General Indemnity. Subject to section 4 hereof, the Indemnitor agrees to indemnify and save the Indemnitee harmless from and against:

      (a) any and all costs, charges, expenses, fees, damages or liabilities, regardless of when they arose and howsoever arising and whether arising in law or in equity or under statute, regulation or governmental ordinance of any jurisdiction, common law or otherwise (including legal or other professional fees), and whether incurred alone or jointly with others, which the Indemnitee may suffer, sustain, incur or be required to pay arising out of, in connection with or incidental to any action, suit, demand, proceeding, investigation or claim which may be brought, commenced, made, prosecuted or threatened against the Indemnitee (any of the same hereinafter being referred to as a "CLAIM") for or in respect of any act, deed, matter or thing done, made, permitted or in respect of any

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      omission to do, make or permit any act, deed, matter or thing whatsoever required or desirable to do, make or permit, by the Indemnitee arising out of, in connection with or incidental to the management, operations, activities or affairs of the Indemnitor or the exercise by the Indemnitee of his powers or the performance of his duties as a member of the Board of Directors of the Indemnitor, whether sustained or incurred by reason of his negligence, default, breach of duty, failure to exercise due diligence or otherwise in relation to the Indemnitor;

      (b) any and all costs, charges, expenses, fees, damages or liabilities which the Indemnitee may suffer, sustain or incur or be required to pay in connection with investigating, initiating, defending, preparing for, providing evidence in, instructing and receiving the advice of his own or other counsel, or any amount paid to satisfy any judgment made, fine imposed, damages or costs or any amount paid or liability incurred by the Indemnitee to settle any Claim, or any amount of tax assessed against the Indemnitee in respect of any indemnity under this Agreement;

      (c) that to the extent not satisfied, paid or reimbursed by the Indemnitor, the Indemnitor shall pay or reimburse the Indemnitee for any and all costs, charges, expenses, fees or liabilities the Indemnitee sustains, incurs or is required to pay in or in relation to the management, operations, activities or affairs of the Indemnitor in the Indemnitee's capacity as a member of the Board of Directors of the Indemnitor, whether or not incurred in connection with any Claim.

2. Specific Indemnity for Statutory Obligations. Without limiting the generality of the provisions of section 1 hereof and subject to section 4 hereof, the Indemnitor agrees to indemnify and save the Indemnitee harmless from and against any and all charges, costs, expenses, penalties, assessments and liabilities arising by operation of statute and incurred by the Indemnitee in relation to the management, operations, activities or affairs of the Indemnitor in the Indemnitee's capacity as a member of the Board of Directors of the Indemnitor, including but not limited to all statutory obligations to employees, suppliers, contractors, subcontractors, repairers and the like and any government or any agency or division of any government, whether federal, provincial, state, regional or municipal.

3. Exclusion of Liability. Subject to section 4 hereof, the Indemnitee, in his capacity as a member of the Board of Directors of the Indemnitor, shall not be liable for:

      (a) any act, default, omission, or neglect of any other consultant, employee, director of the Indemnitor;

      (b) any loss or damages incurred by the Indemnitor owing to any receipt or act of any consultant, employee, director of the Indemnitor in which the Indemnitee has concurred or joined in for conformity;

      (c) any loss or damages incurred by the Indemnitor through the insufficiency or deficiency of title to any property acquired by order of the board of directors or the officers of the Indemnitor for or on behalf of the Indemnitor;

      (d) the insufficiency or deficiency of any security in or upon which any money of the Indemnitor shall be invested or loaned;

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      (e) any loss or damage arising from the bankruptcy, insolvency or tortuous act of any person with whom any money, security or effect of the Indemnitor shall be deposited;

      (f) any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any money, security or other asset belonging to the Indemnitor;

      (g) any loss or damage occasioned by any error of judgment or oversight on the part of the Indemnitee; or

      (h) any other loss, damage or misfortune whatever.

4. Limitation of Indemnity and Exclusion from Liability. The indemnity provided for in sections 1 and 2 hereof is subject to the Delaware Revised Statutes, and will be effective unless proved that:

      (a) the Indemitee's failure to act constituted a breach of his fiduciary duties as member of the Board of Directors, and

      (b) the Indemitee's breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

5. Court Applications. The Indemnitor represents and warrants that it will in a timely manner take all necessary steps, including without limitation any and all necessary court applications, to discharge its obligations under this Agreement.

6. Extensions, Modifications. Except as otherwise provided herein, this Agreement is absolute and unconditional and the obligations of the Indemnitor shall not be affected, discharged, impaired, mitigated or released by any extension of time, indulgence or modification which the Indemnitee may extend or make with any person making any Claim or demand against the Indemnitee in connection with his duty as a member of the Board of Directors of the Indemnitor, or in respect of any liability incurred by him as a member of the Board of Directors of the Indemnitor.

7. Other Rights and Remedies. The indemnification provided by this Agreement shall not be deemed to derogate from or exclude any other rights to which the Indemnitee may be entitled under any provision of any statute or otherwise at law.

8. Insolvency. The liability of the Indemnitor under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Indemnitee in any bankruptcy, insolvency, receivership or other proceedings of creditors.

9. Multiple Proceedings. No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto shall be a bar or defence to any further action or proceeding which may be brought under this Agreement.

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10. Modification. No modification of this Agreement shall be valid unless the same shall be in writing and signed by the Indemnitor and the Indemnitee, provided however that if the Indemnitee is requested to or agrees to act as a member of the Board of Directors of any subsidiary of the Indemnitor, the indemnity provided for herein shall automatically be deemed to apply to the Indemnitee acting as such, mutatis mutandis.

11. Procedure For Claims.

      (1) In the event the Indemnitee is named as a party in any action, claim, suit, proceeding or investigation upon which the Indemnitee intends to base a claim for indemnification hereunder, the Indemnitee shall give the Indemnitor prompt written notice of such action, claim, suit, proceeding or investigation (provided, however, that failure of the Indemnitee to provide such notice shall not relieve the Indemnitor of any liability to the Indemnitee the Indemnitor may have under this Agreement excepted, to the extent that the Indemnitor is materially prejudiced by such failure).

      (2) The Indemnitor shall participate in and, assume the defense of any such action, including for certainty any derivative action, claim, suit, proceeding or investigation all at the Indemnitor's expense provided, however, that counsel retained by the Indemnitor shall be satisfactory to the Indemnitee in the exercise of his reasonable judgement. Notwithstanding the Indemnitor's assumption of the defense of such action, claim, suit, proceeding or investigation, the Indemnitee shall have the right to employ separate counsel and to participate in, but not control, the defense of such action, claim, suit, proceeding or investigation, and the Indemnitor shall bear the reasonable fees, costs and expenses of such separate counsel as such fees, costs and expenses are incurred (provided that with respect to any single action, claim, suit, proceeding or investigation, the Indemnitor shall not be required to bear the fees, costs and expenses of more than one such counsel in any single jurisdiction) if (a) the use of counsel chosen by the Indemnitor to represent the Indemnitee would present such counsel with a conflict of interest; (b) the defendants, respondents or other parties in any such action, claim, suit, proceeding or investigation include both the Indemnitee on the one hand and the Indemnitor on the other hand, and the Indemnitee has reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case the Indemnitor shall not have the right to direct the defense of such action, claim, suit, proceeding or investigation on behalf of the Indemnitee); (c) the Indemnitor shall not have employed counsel satisfactory to the Indemnitee in the exercise of the Indemnitee's reasonable judgment to represent him, within a reasonable time after notice of the institution of such action, proceeding or investigation; or (d) the Indemnitor authorizes the Indemnitee to employ separate counsel at the Indemnitor's expense.

      (3) The Indemnitee shall cooperate with the Indemnitor in the Indemnitor's defense by providing such information and other assistance which the Indemnitor may reasonably request in connection with such defense.

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         (4) The Indemnitor shall not, without the Indemnitee's prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnitee is a party thereto) unless such settlement, compromise, consent or termination includes a release of the Indemnitee from any liabilities arising out of such action, claim, suit or proceeding. The Indemnitee shall not, without the Indemnitor's prior written consent, admit liability, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding paragraph and the Indemnitee shall not disclose the existence of this Agreement unless required by law, subpoena, court order or upon the advice of counsel.

12. Resignation. Nothing in this Agreement shall prevent the Indemnitee from resigning from the Board of Directors of the Indemnitor or from exercising any rights he may have to terminate any agreement he may have with the Indemnitor.

13. Termination. The obligations of the Indemnitor shall not terminate or be released upon the Indemnitee ceasing to act as a member of the Board of Directors of the Indemnitor at any time or times and such obligations shall survive the resignation of the Indemnitee. The Indemnitor's obligations may be terminated or released only by a written instrument executed by the Indemnitee.

14. Tax Gross Up. The amount of any indemnity payable to the Indemnitee will be computed in accordance with the following formula:


         (B - D)
A =      ---------
         (1 - C)

where:

A = the amount of indemnity payable by the Indemnitor to the Indemnitee pursuant to this Agreement,

B = the amount of indemnity that would otherwise be payable by the Indemnitor to the Indemnitee pursuant to this Agreement on the assumption that such amount is computed without reference to any increased liability of the Indemnitee under applicable income, payroll, value added or any other tax laws arising in consequence of such payment,

C = the aggregate of the highest effective rates of all taxes (including all surtaxes) under such tax laws applicable to the Indemnitee in respect of such payment, after giving effect to any applicable bilateral tax convention or treaty, and

D = any such tax required by law to be paid by or for the account of the Indemnitee on or with respect to the Grossed Up Amount, and which is deducted by the Indemnitor from that amount and remitted to a lawful taxing authority for the account of the Indemnitee.

For the purposes of this section, "Grossed Up Amount" means (B) divided by (1-C), B and C having meanings as defined above.

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15. Advances. In any case in which the Indemnitee incurs or becomes liable to pay any amount in respect of which he is entitled to be indemnified by the Indemnitor pursuant to the provisions of this Agreement, the Indemnitor shall advance such amount to the Indemnitee by way of loan forthwith upon written demand therefor by the Indemnitee to the Indemnitor. Such notice shall be accompanied by a written undertaking by the Indemnitee to repay the full amount of any funds so advanced forthwith upon it being determined by the court on application for such approval, that the Indemnitee is not entitled to indemnification in respect thereof. In that event any amount so advanced shall be repaid forthwith following such determination and shall bear interest at 2% above the prime rate charged by the Indemnitor's bankers to its preferred commercial customers from time to time during the period from the date of advance to the date of repayment.

16. Notices. Any notice to be given by one party to the other shall be sufficient if delivered by hand, deposited in any Post Office in Israel, registered, postage prepaid, or sent by means of electronic transmission (in which case any message so transmitted shall be immediately confirmed in writing and mailed as provided above), addressed, as the case may be:

(a)   To the Indemnitor:

               SafeTek International, Inc.

               23 Aminadav St., Tel Aviv, Israel

               Facsimile:  +972-3-561-3465

               Attention: Dr. Shay Goldstein

      with a copy to:

               Ori Rosen & Co. Law Offices, 1 Azrieli Center (Round Building)

               Tel Aviv 67021, Israel

                           Fax: +972-3-607-4701

               Email: ori@rosenlaw.co.il

               Attention: Ori Rosen, Adv.

(b)   To the Indemnitee:

               Prof. Yigal Koltin

               ----------------------

               Facsimile: +972-__________


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or at such other address of which notice is given by the parties pursuant to the provisions of this section. Such notice shall be deemed to have been received when delivered, if delivered, and if mailed, on the fifth business day
(exclusive of Saturdays, Sundays and statutory holidays) after the date of mailing. Any notice sent by means of electronic transmission shall be deemed to have been given and received on the day it is transmitted, provided that if such day is not a business day then the notice shall be deemed to have been given and received on the next business day following. In case of an interruption of the postal service, all notices or other communications shall be delivered or sent by means of electronic transmission as provided above, except that it shall not be necessary to confirm in writing and mail any notice electronically transmitted.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the State of Delaware and all disputes arising under this Agreement shall be referred to and the parties hereto irrevocably attorn to the jurisdiction of the courts of the State of Delaware.

18. Other Acts. The Indemnitor and the Indemnitee agree that they shall do all such further acts, deeds or things and execute and deliver all such further documents, instruments or certificates as may be necessary or advisable for the purpose of assuring and confirming unto the Indemnitee the rights hereby created or intended, and of giving effect to and carrying out the intention or facilitating the performance of the terms of this Agreement.

19. Interpretation. Wherever the singular or masculine are used throughout this Agreement, the same shall be construed as meaning the plural or the feminine or body politic or corporate and whenever the plural is used throughout this Agreement the same shall be construed as meaning the singular, where the context or the parties hereto so require, and the liabilities and obligations of the Indemnitor hereunder shall be joint as well as several.

20. Invalid Terms Severable. If any term, clause or provision of this Agreement shall be held invalid or contrary to law, the validity of any other term, clause or provision shall not be affected and such invalid term, clause or provision shall be considered severable.

21. Entire Agreement. This Agreement shall supersede and replace any and all prior agreements between the parties hereto respecting the matters set forth herein, and shall constitute the entire agreement between the parties in respect of the matters set forth herein. There are no representations, warranties, collateral agreements, or conditions expect as set forth herein.

22. Binding Effect. All of the agreements, conditions and terms of this Agreement shall extend to and be binding upon the Indemnitor and their heirs, executors, administrators and other legal representatives, successors and assigns and shall enure to the benefit of and may be enforced by the Indemnitee and his heirs, executors, administrators and other legal representatives, successors and assigns.

23. Independent Legal Advice. The Indemnitor acknowledges that it has been advised by the Indemnitee to obtain independent legal advice with respect to entering into this Agreement, that they have obtained such independent legal advice or have expressly waived such advice, and that they are entering into this Agreement with full knowledge of the contents hereof, of their own free will and with full capacity and authority to do so.

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24. Power and Authority of Indemnitor. The Indemnitor represents and warrants to the Indemnitee that this Agreement when duly and validly executed and delivered by the Indemnitor will constitute a legal, valid and binding obligation of the Indemnitor enforceable against the Indemnitor in accordance with the terms hereof and that the Indemnitor, if a corporation, is duly incorporated and organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the necessary corporate power, capacity and authority to enter into this Agreement and perform its obligations hereunder and that the execution and delivery of this Agreement by the Indemnitor has been duly and properly authorized by all necessary corporate action and that.

25. Counterparts. This Agreement may be signed in counterparts, in writing or by electronic facsimile transmission or by other means of electronic communication capable of producing a printed copy, each of which will be deemed to be an original and all such counterparts together will constitute one and the same instrument and notwithstanding the date of execution, will be deemed to be effective as of the date set forth above.

IN WITNESS WHEREOF the Indemnitor and the Indemnitee have hereunto set their hands and seals as of the day and year first above written.

By the Indemnitor:

SAFETEK INTERNATIONAL, INC.

Per:/s/ Amnon Presler
Authorized Signatory

SIGNED, SEALED and DELIVERED by             )
Prof. Yigal Koltin in the presence of:      )
                                            )
-----------------------------------         )
Name                                        )
                                            )   /s/ Yigal Koltin
-----------------------------------         )   ----------------
Address                                     )   PROF. YIGAL KOLTIN
                                            )
-----------------------------------         )
Occupation                                  )
                                            )
                                            )
                                            )
                                            )